EXHIBIT C
                                                                       ---------

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

Writer's Direct Dial: (212) 225-2510

                                                                January 28, 2004

Ministry of Finance of the Republic of Chile
Teatinos 120, piso 12
Santiago, Chile


Ladies and Gentlemen:

                  We have acted as special New York counsel to the Republic of Chile (the "Republic" or "Chile") in connection with the Chile's offering, pursuant to registration statement No. 333-102352, as amended, when it most recently became effective ("the Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), of US$600,000,000 aggregate principal amount of Chile's Floating Rate Notes due 2008 (the "Securities"), pursuant to the Second Amended and Restated Fiscal Agency Agreement, dated as of January 28, 2004 (the "Fiscal Agency Agreement"), between Chile and JPMorgan Chase Bank, as fiscal agent (the "Fiscal Agent").

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) the Registration Statement, the related prospectus dated January 16, 2004 (the "Prospectus") and the prospectus supplement dated January 23, 2004 relating to the Securities (the "Prospectus Supplement"), as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

                  (b)      an executed copy of the Fiscal Agency Agreement;

                  (c) the Securities, in the form of one or more global certificates dated January 28, 2004, in the aggregate principal amount of US$600,000,000, executed by the Republic and authenticated by the Fiscal Agent; and

                  (d) an executed copy of the Authorization Certificate under the Fiscal Agency Agreement, dated January 28, 2004, pursuant to which the terms of the Securities were established.

                  In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Chilean law and (ii) that all signatures on all such agreements and documents are genuine.

                  Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

                  In giving the foregoing opinion, we have assumed that the Republic and each other party to the Fiscal Agency Agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York). In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. In particular, to the extent that the law of Chile is relevant to the opinions expressed above, we have, without making any independent investigation, assumed the correctness of, and our opinion is subject to any qualifications, assumptions and exceptions set forth in, the opinion of Baraona, Marre y Spiess Abogados, special Chilean counsel to the Republic, dated as of the date hereof and included as Exhibit B to Post-Effective Amendment No. 5 to Registration Statement No. 333-102352.


                  We hereby consent to the filing of this opinion as an exhibit to Registration Statement No. 333-102352 and to the references to us under the heading "Validity of the Securities" in the Prospectus and under the heading "Validity of the Notes" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON



                                            By   /s/  William F. Gorin
                                                -------------------------------
                                                  William F. Gorin, a Partner